EXHIBIT 99.1

GENESCO NAMES JONATHAN COLLINS CHIEF FINANCIAL OFFICER

--Proven Global Retail Finance Executive Brings

Deep Financial, Operational and Capital Markets Expertise

to Support Genesco’s Footwear First Strategy--

NASHVILLE, Tenn., June 29, 2026– Genesco Inc. (NYSE: GCO) today announced the appointment of Jonathan Collins as Senior Vice President, Finance and Chief Financial Officer, effective August 3, 2026, following a comprehensive search process. Collins will report directly to Genesco Board Chair, President and Chief Executive Officer Mimi E. Vaughn, who has served as Interim Chief Financial Officer since March 2026.

“Jonathan is an accomplished finance executive with an exceptional combination of public company leadership and multi-channel global retail expertise,” said Vaughn. “Throughout his career, he has demonstrated the ability to strengthen financial organizations, drive operational discipline and support profitable growth. His broad experience across consumer-facing, large-scale, retail and e-commerce businesses, combined with his strategic financial acumen, makes him an outstanding addition to our leadership team, as we continue executing our Footwear First strategy and creating shareholder value.”

Collins brings an impressive record of more than 30 years of senior financial experience. He spent more than a decade with Walmart (from 2012 to 2025) in a series of successive executive leadership roles, including Chief Financial Officer of Walmart Africa, Chief Accounting Officer of Flipkart Group, and Chief Accounting Officer of Walmart Canada. Across these positions, he was instrumental in helping drive growth, operational improvements, capital allocation strategies and business transformation.

Most recently, he served as Chief Financial Officer of America’s Car-Mart, Inc., where he led significant improvement initiatives, including strengthening the company’s capital structure, enhancing financial operations and implementing long-range planning and performance management processes.

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“I am honored and humbled to join Genesco at such an exciting time in the Company’s growth journey,” said Collins. “Genesco’s portfolio of powerful footwear brands and impactful Footwear First strategy create a compelling foundation for future growth with clear momentum underway. I look forward to partnering with Mimi, the Board and the leadership team to help advance the Company’s strategic priorities and create value for shareholders.”

About Jonathan Collins

Collins brings more than three decades of financial leadership experience ranging from large-scale global retail operations to leading e-commerce platforms across North America, Africa and Asia. He joins Genesco after serving as Chief Financial Officer of America’s Car-Mart, Inc. (2025 to 2026) where he led efforts to recapitalize the company and strengthen financial operations. Previously, Collins spent 13 years with Walmart in senior leadership roles, including Chief Financial Officer of Walmart Africa, where he led the finance function for the $5 billion retail subsidiary operating across eight African countries, improving overall costs and profitability, and as Chief Accounting Officer of Flipkart Group, comprising Flipkart, India’s largest e-commerce platform with $15 billion in revenue, and PhonePe, India’s largest fintech platform with $1 billion in revenue and $1.5 trillion in payment transactions value. As Chief Accounting Officer of Walmart Canada, a $25 billion Walmart subsidiary, he led a comprehensive transformation in controllership empowering teams for more strategic, value adding work. Earlier in his career, Collins was a partner with KPMG, where he led global strategic advisory engagements across the U.S., China and Australia.

He holds a Master of Business Administration and a Master of Science in Accounting from the University of Illinois, a Bachelor of Science in Accounting from Western Governors University and a Bachelor of Science in Computer Science from Kennesaw State University. Collins is a Certified Public Accountant.

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Safe Harbor Statement

This release contains forward-looking statements, including those regarding future sales, earnings, operating income, gross margins, expenses, tariff refunds, capital expenditures, depreciation and amortization, tax rates, store openings and closures, cost reductions, and all other statements not addressing solely historical facts or present conditions. Forward-looking statements are usually identified by or are associated with such words as “intend,” “expect,” “feel,” “should,” “believe,” “anticipate,” “optimistic,” “confident” and similar terminology. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to projections reflected in forward-looking statements, including those resulting from weakness in store, e-commerce and shopping mall traffic, the imposition of tariffs (including the timing and amount thereof) on products imported by the Company or its vendors as well as the ability and costs to move production of products in response to tariffs; the amount and timing of any tariff refunds; our ability to pass on price increases to our customers; restrictions on operations imposed by government entities and/or landlords, changes in public safety and health requirements, and limitations on the Company’s ability to adequately staff and operate stores. Differences from expectations could also result from store closures and effects on the business as a result of the level of consumer spending on our merchandise and interest in our brands and in general; the level and timing of promotional activity necessary to maintain inventories at appropriate levels; the Company’s ability to obtain from suppliers products that are in-demand on a timely basis and effectively manage disruptions in product supply or distribution, including disruptions as a result of pandemics or geopolitical events, including shipping disruptions near crucial trade routes; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; a disruption in shipping or increase in cost of our imported products, and other factors affecting the cost of products; our dependence on third-party vendors and licensors for

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the products we sell; store closures and effects on the business as a result of civil disturbances; our ability to renew our license agreements; impacts of the ongoing geopolitical conflicts around the world including, without limitation, the conflict with Iran; and other sources of market weakness in the locations in which we operate; the effectiveness of the Company's omnichannel initiatives; costs associated with shareholder activism; costs associated with changes in minimum wage and overtime requirements; wage pressures; labor shortages; the effects of inflation; the evolving regulatory landscape related to our use of social media; weakness in the consumer economy and retail industry; competition and fashion trends in the Company's markets, including trends with respect to the popularity of casual and dress footwear; any failure to increase sales at our existing stores, given our high fixed expense cost structure, and in our e -commerce businesses; risks related to the potential for terrorist events; changes in buying patterns by significant wholesale customers; changes in consumer preferences; our ability to continue to complete and integrate acquisitions; our ability to expand our business and diversify our product base; impairment of goodwill in connection with acquisitions; payment related risks that could increase our operating cost, expose us to fraud or theft, subject us to potential liability and disrupt our business; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could cause differences from expectations include the ability to secure allocations to refine product assortments to address consumer demand; the ability to renew leases in existing stores and control or lower occupancy costs, to open or close stores in the number and on the planned schedule, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; the Company’s ability to realize anticipated cost savings, including rent savings and savings in connection with the restructuring of the Company’s information technology functions; the amount and timing of share repurchases; our ability to make our occupancy costs more variable; the Company’s ability to achieve expected digital gains and gain market share; deterioration in the

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performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets, operating lease right of use assets or intangible assets or other adverse financial consequences and the timing and amount of such impairments or other consequences; unexpected changes to the market for the Company's shares or for the retail sector in general; costs and reputational harm as a result of disruptions in the Company’s business or information technology systems either by security breaches and incidents or by potential problems associated with implementation of new or upgraded systems or as the result of the restructuring of the Company’s information technology functions; changes in tax laws and tax rates and the Company’s ability to realize any anticipated tax benefits in both the amount and timeframe anticipated; and the cost and outcome of litigation, investigations, environmental matters and other disputes involving the Company. Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, the Company’s SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via the Company’s website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

About Genesco Inc.

Genesco Inc. (NYSE: GCO) is a footwear first company with distinctively positioned retail and lifestyle brands and proven omnichannel capabilities offering customers the footwear they desire in engaging shopping environments, including more than 1,200

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retail stores and branded e-commerce websites. Its Journeys, Little Burgundy and

Schuh brands serve teens, kids and young adults with on-trend fashion footwear that inspires youth culture in the U.S., Canada and the U.K. Johnston & Murphy serves successful, affluent men and women with premium footwear, apparel and accessories in the U.S. and Canada, and Genesco Brands Group sells branded lifestyle footwear to leading retailers under licensed brands including Wrangler, Dockers and Starter. Founded in 1924, Genesco is based in Nashville, Tennessee. For more information on Genesco and its operating divisions, please visit www.genesco.com.

Genesco Media Contact
Claire S. McCall, Director, Corporate Relations
(615) 308-2483 / cmccall@genesco.com

Genesco Financial Contact

Darryl MacQuarrie, Senior Director, FP&A & Investor Relations

(615) 308-5629 / dmacquarrie@genesco.com